As filed with the Securities and Exchange Commission on May 4, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SPECTRUM PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	93-079187 (I.R.S. Employer Identification No.)
157 Technology Drive
Irvine, California 92618
(949) 788-6700
(Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Rajesh C. Shrotriya, M.D.
Chief Executive Officer
157 Technology Drive
Irvine, California 92618
(949) 788-6700
(Name, Address, Including Zip Code and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
James J. Moloney, Esq.
Gibson, Dunn & Crutcher LLP
4 Park Plaza
Irvine, California 92614-8557
(949) 451-3800
     Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☑ File No. 333-121612
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
CALCULATION OF REGISTRATION FEE

Proposed maximum
	Amount to	aggregate
Title of each class of	be registered	offering price	Amount of
securities to be registered	(1)(2)(3)	(1)(2)(3)	registration fee
Common Stock, $0.001 par value per share (4)	$1,568,125	$1,568,125	$48.14

(1)	Exclusive of accrued interest and dividends, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	In no event will the aggregate maximum offering price of all securities issued pursuant to this Registration Statement exceed $1,568,125. Such amount represents the offering price of any Common Stock.

(3)	The $1,568,125 aggregate amount being registered is in addition to the $30,520,000 remaining available, from the aggregate amount originally registered of $100,000,000, under the Registrant’s Registration Statement on Form S-3 (File No. 333-121612).

(4)	Subject to footnote (2), there is being registered hereunder an indeterminate number of shares of the Registrant’s common stock as may be sold by the Registrant. Common Stock includes associated preferred stock purchase rights under the Company’s Rights Agreement dated as of December 13, 2000, as amended. Prior to the occurrence of certain events, the preferred stock purchase rights will not be exercisable or evidenced separately from the Registrant’s common stock.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
     This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, of the registrant, Spectrum Pharmaceuticals, Inc., pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The registrant hereby incorporates by reference into this registration statement on Form S-3 in its entirety the registration statement on Form S-3 (File No. 333-121612) declared effective on January 24, 2005 by the Securities and Exchange Commission (the “SEC”), including each of the documents filed by Spectrum Pharmaceuticals with the SEC and incorporated or deemed to be incorporated by reference therein.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on May 4, 2007.

SPECTRUM PHARMACEUTICALS, INC
By:	/s/ RAJESH C. SHROTRIYA, M.D.
Rajesh C. Shrotriya, M.D.
Chairman, Chief Executive Officer and President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAJESH C. SHROTRIYA, M.D. Rajesh C. Shrotriya, M.D.	Chairman of the Board, Chief Executive Officer President and Director (Principal Executive Officer)	May 4, 2007

/s/ SHYAM K. KUMARIA Shyam K. Kumaria	Vice President Finance (Principal Financial and Accounting Officer)	May 4, 2007

/s/ RICHARD D. FULMER, MBA Richard Fulmer	Director	May 4, 2007

/s/ STUART M. KRASSNER, SC.D., PSY.D. Stuart M. Krassner, Sc.D., Psy.D.	Director	May 4, 2007

/s/ ANTHONY E. MAIDA, III, MA, MBA Anthony E. Maida, III	Director	May 4, 2007

/s/ DILIP J. MEHTA, M.D., PH.D. Dilip J. Mehta, M.D., Ph.D.	Director	May 4, 2007

/s/ JULIUS A. VIDA, PH.D. Julius A. Vida	Director	May 4, 2007

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP, counsel to Spectrum Pharmaceuticals, Inc.
23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).
23.2	Consent of Kelly & Company, independent auditors.